Exhibit 99.1

Air Lease Corporation Enters into Merger Agreement with

Sumitomo Corporation, SMBC Aviation Capital, Apollo and Brookfield

LOS ANGELES, California, September 2, 2025 – Air Lease (NYSE: AL) (“Air Lease”) announced today that it has entered into a definitive agreement to be acquired by a new holding company based in Dublin, Ireland, whose shares are held by Sumitomo Corporation, SMBC Aviation Capital Limited, and investment vehicles affiliated with Apollo managed funds (“Apollo”) and Brookfield. Under the terms of the merger agreement, at the closing of the transaction, Air Lease stockholders will receive $65.00 in cash for each share of Class A common stock of Air Lease, representing a total valuation of approximately $7.4 billion, or approximately $28.2 billion including debt obligations to be assumed or refinanced net of cash.

“Since founding Air Lease in 2010, we have been unwavering in our mission to shape the future of the aviation industry and provide airlines around the world with access to the most modern, fuel-efficient aircraft. After thoughtful consideration, the Board has unanimously determined that this transaction represents the best path forward for our company as it will deliver an immediate premium and certainty in cash value to our Class A common stockholders,” said Steven Udvar-Hazy, Chairman of the Board of Air Lease.

John L. Plueger, Chief Executive Officer and President of Air Lease, said, “This is an exciting next chapter for Air Lease and is a testament to the strength of Air Lease’s business, our talented team and the long-standing partnerships we’ve fostered across the global aviation industry. I am fully confident that this transaction will benefit all Air Lease common stockholders and the industry we serve. We would like to thank our talented and dedicated employees for helping us achieve this significant milestone and for their continued dedication as we prepare to enter this new chapter.”

The cash consideration of $65.00 per share represents a 7% premium over Air Lease’s all-time high closing stock price on August 28, 2025, a 14% premium over the volume weighted average share price during the 30 trading day period ended August 29, 2025, and a 31% premium over the volume weighted average share price during the last 12 month trading period ended August 29, 2025.

The Board of Directors of Air Lease has unanimously approved the agreement. The transaction is subject to customary closing conditions, including approval by Air Lease’s Class A common stockholders and receipt of certain regulatory approvals, and is expected to close in the first half of 2026. Air Lease’s directors and certain executive officers have agreed to vote the shares of Class A common stock held by them in favor of the transaction. The transaction is not subject to any financing contingency.

J.P. Morgan Securities LLC is acting as financial advisor to Air Lease and Skadden, Arps, Slate, Meagher & Flom LLP is acting as Air Lease’s legal advisor.

Third Quarter Earnings Conference Call Update

Given the pending transaction, Air Lease will not host an earnings call related to its financial results for the quarter ended September 30, 2025, or subsequent quarters or fiscal years while the transaction is pending.

About Air Lease (NYSE: AL)

Air Lease is a leading global aircraft leasing company based in Los Angeles, California that has airline customers throughout the world. Air Lease and its team of dedicated and experienced professionals are principally engaged in purchasing new commercial aircraft and leasing them to its airline customers worldwide through customized aircraft leasing and financing solutions. The company routinely posts information that may be important to investors in the “Investors” section of its website at www.airleasecorp.com. Investors and potential investors are encouraged to consult Air Lease’s website regularly for important information. The information contained on, or that may be accessed through, Air Lease’s website is not incorporated by reference into, and is not a part of, this press release.

Investors:	Media:

Jason Arnold	Ashley Arnold
Vice President, Investor Relations	Senior Manager, Media and Investor Relations
Email: investors@airleasecorp.com	Email: press@airleasecorp.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “may,” “will,” “would,” “could,” “should,” “seeks,” “estimates” and variations on these words and similar expressions are intended to identify such forward-looking statements.

All statements, other than historical facts, including statements regarding the expected timing of the closing of the transaction; the ability of the parties to complete the transaction considering the various closing conditions; the expected benefits of the transaction; and any assumptions underlying any of the foregoing, are forward-looking statements. Such statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, that (i) one or more closing conditions to the transaction, including regulatory approvals, may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction, or that the required approval of the merger agreement by the Class A common stockholders of Air Lease may not be obtained; (ii) the business of Air Lease may suffer as a result of uncertainty surrounding the transaction and there may be challenges with employee retention as a result of the pending transaction; (iii) the transaction may involve unexpected costs, liabilities or delays; (iv) legal proceedings may be initiated related to the transaction; (v) changes in economic conditions, political conditions and changes in laws or regulations may occur; (vi) an event, change or other circumstance may occur that could give rise to the termination of the merger agreement (including circumstances requiring a party to pay the other party a termination fee pursuant to the merger agreement); and (vii) other risk factors as detailed from time to time in Air Lease’s reports filed with the Securities and Exchange Commission (the “SEC”), including Air Lease’s Annual Report on Form 10-K for the year ended December 31, 2024, and Air Lease’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, which are available on the SEC’s Web site (www.sec.gov). There can be no assurance that the merger will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the merger will be realized.

In addition, new risks and uncertainties may emerge from time to time, and it is not possible for Air Lease to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Air Lease expressly disclaims any obligation to revise or update publicly any forward-looking statement to reflect actual results or events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It

In connection with the transaction, Air Lease intends to file relevant materials with the SEC, including a preliminary proxy statement on Schedule 14A. INVESTORS ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Following the filing of the definitive proxy statement with the SEC, Air Lease will mail the definitive proxy statement and a proxy card to each Class A common stockholder entitled to vote at the special meeting relating to the proposed merger. Investors may obtain the proxy statement, as well as other filings containing information about Air Lease, free of charge, from the SEC’s Web site (www.sec.gov) and at “Investors” section of Air Lease’s website at www.airleasecorp.com. Investors may also obtain Air Lease’s SEC filings in connection with the transaction, free of charge, by directing a request to Air Lease, Attention: Investor Relations, 2000 Avenue of the Stars, Suite 1000N, Los Angeles, CA 90067.

Participants in the Merger Solicitation

Air Lease and its directors, executive officers and employees and certain other persons may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information regarding Air Lease’s directors and executive officers is available in its definitive proxy statement for its 2025 annual meeting of stockholders filed with the SEC on March 18, 2025. This document can be obtained free of charge from the sources indicated above. Other information regarding the interests of the participants in the proxy solicitation will be included in the proxy statement relating to the transaction when it becomes available. This press release does not constitute a solicitation of a proxy, an offer to purchase or a solicitation of an offer to sell any securities.